VININGS INVESTMENT PROPERTIES TRUST

                           SCHEDULE OF SUBSIDIARIES OF
                                December 31, 1998
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                                         Jurisdiction of
Subsidiary                                Organization
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Bradford Place I, L.P.                       Delaware

Bradford Place II, L.P.                      Delaware

Cambridge Apartments, L.P.                   Delaware

Cottonwood, L.P.                             Delaware

Delta Bluff, L.P.                            Delaware

Foxgate, L.P.                                Delaware

Hampton House, L.P.                          Delaware

Heritage Place, L.P.                         Delaware

The Landings I, L.P.                         Delaware

Laurelwood, L.P.                             Delaware

Northwood Place, L.P.                        Delaware

River Pointe L.P.                            Delaware

Riverchase I, L.P.                           Delaware

Riverchase II, L.P.                          Delaware

Riverchase III, L.P.                         Delaware

Southwind I, L.P.                            Delaware

Southwind II Apartments, L.P.                Delaware

Thicket Apartments, L.P.                     Delaware

Thicket Holdings, Inc.                       Delaware

Trace Ridge, L.P.                            Delaware

Vinings Communities, L.P.                    Delaware

Vinings Holdings, Inc.                       Delaware

Vinings Investment Properties, L.P.          Delaware